Exhibit 99.1

Contacts: Ventas Debra A. Cafaro Richard A. Schweinhart (502) 357-9000	Sunrise REIT Douglas MacLatchy (416) 644-4954 x2222

VENTAS COMPLETES ACQUISITION OF SUNRISE REIT

LOUISVILLE, KY and TORONTO, ON (April 26, 2007) – Ventas, Inc. (NYSE: VTR) (“Ventas”) and Sunrise Senior Living Real Estate Investment Trust (TSX: SZR.UN) (“Sunrise REIT”) today announced Ventas has completed its previously announced acquisition of the assets of Sunrise REIT for Cdn $1.2 billion in cash and the assumption of all outstanding debt, valuing the total transaction at approximately Cdn $2.26 billion (or approximately USD $1.96 billion, using Ventas’ effective exchange rate, taking into account its existing foreign exchange contracts). All of the issued and outstanding units of Sunrise REIT will be redeemed at a redemption price of Cdn $16.50 per unit.

“The acquisition of Sunrise REIT, with its 77 high quality private pay senior housing communities, is a major milestone for Ventas and we are pleased to have successfully completed the transaction,” said Debra A. Cafaro, Chairman, President and Chief Executive Officer of Ventas. “We are now focused on integrating Sunrise REIT’s attractive communities into our existing portfolio of high quality, productive assets. We also look forward to a strong and productive relationship with Sunrise Senior Living, Inc., including our exclusive development arrangements that should lead to significant accretive acquisitions in the United States and Canada. As always, we are committed to creating value for our shareholders.”

It is the intention of Sunrise REIT to effect the redemption of all of its issued and outstanding units on Friday, April 27, 2007. As previously announced, Sunrise REIT will pay to registered unitholders on the redemption date, together with the redemption proceeds, a pro rata amount of Sunrise REIT’s regular monthly distribution for the period from April 1, 2007 up to but excluding April 26, 2007 (the redemption proceeds and pro rata distribution will not be paid to registered holders on the basis of a record date, as stated previously in Sunrise REIT’s press release of April 23, 2007).

Beneficial holders of units will be paid by their broker or other intermediary. In order to receive their redemption proceeds and the pro rata distribution, registered unitholders must complete and submit a properly completed Letter of Transmittal, together with their unit certificates, to Computershare Investor Services Inc. A copy of the Letter of Transmittal may be obtained from Sedar at www.SEDAR.com.

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Ventas Completes Acquisition of Sunrise REIT

April 26, 2007

In connection with the completion of the acquisition, effective at close of business today, Sunrise REIT units will no longer be traded on the Toronto Stock Exchange.

Merrill Lynch & Co. acted as Ventas’ exclusive financial advisor. Wachtell, Lipton, Rosen & Katz and Osler, Hoskin & Harcourt LLP acted as legal advisors to Ventas. TD Securities Inc. acted as Sunrise REIT’s exclusive financial advisor. Stikeman Elliott LLP acted as legal advisors to Sunrise REIT.

About Ventas

Ventas, Inc. is a leading healthcare real estate investment trust. Its diverse portfolio of 532 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces includes 249 seniors housing communities, 218 skilled nursing facilities, 43 hospitals and 22 other assets. More information about Ventas can be found on its website at www.ventasreit.com.

About Sunrise REIT

Sunrise REIT was formed to indirectly acquire, own and invest in income-producing senior living communities in major metropolitan markets and their surrounding suburban areas in Canada and the United States. Sunrise REIT owned 77 senior living communities, 11 in Canada and 66 in the United States which were sold to Ventas, Inc. today.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”), Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) and Sunrise Senior Living, Inc. (together with its subsidiaries, “Sunrise”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale, Alterra and Sunrise; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s

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Ventas Completes Acquisition of Sunrise REIT

April 26, 2007

cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2006 and for the year ending December 31, 2007; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, including without limitation Kindred’s willingness to renew any or all of its bundles of leased properties expiring in 2008, and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) risks associated with the acquisition of Sunrise Senior Living REIT, including the Company’s ability to timely and fully realize the expected revenues and cost savings therefrom; (q) the movement of U.S. and Canadian exchange rates; (r) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; and (s) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities. Many of these factors are beyond the control of the Company and its management.

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